UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016 (November 30, 2016)

Atkore International Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

(708) 339-1610

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On November 30, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Atkore International Group Inc. (“Atkore” or the “Company”) approved the grant of stock options (“Options”), restricted stock units (“RSUs”) and performance share units (“PSUs”), in each case under the Atkore International Group Inc. 2016 Omnibus Incentive Plan (the “Plan”), to Atkore’s named executive officers (the “Awards”).

Terms Applicable to Options

Each Option granted as an Award has an exercise price of $21.45 (which equals the fair market value of Atkore shares on the date of grant), vests ratably over three years unless forfeited earlier and has a term of ten years. All unvested Options are forfeited at the time of termination of the executive’s employment, except that unvested Options will remain outstanding and continue to vest in the event of the executive’s retirement, pursuant to written notice, more than six months after the grant date (as long as the executive does not breach any applicable restrictive covenants) and all unvested Options will vest immediately in the event of the executive’s death or disability. If the executive engages in “competitive activity” or is terminated for “cause” (as the terms are defined in the Plan), the executive’s unvested and vested Options will be canceled as of the effective date of the termination. Following a termination of employment other than for cause, vested Options are canceled unless the executive exercises them within the earliest of: (i) 90 days in case of termination by the Company without cause, (ii) one year if the termination was due to death or disability, (iii) three years if the termination was due to retirement, (iv) 30 days in case the executive terminates his employment for any reason, or (v) the time period prior to the Options’ normal expiration date.

Terms Applicable to RSUs

Each RSU represents a right to receive a share of Company common stock when the RSU vests. RSUs granted as Awards vest ratably over three years, unless forfeited earlier. All unvested RSUs are forfeited at the time of termination of the executive’s employment, except that unvested RSUs will remain outstanding and continue to vest in the event of the executive’s retirement, pursuant to written notice, more than six months after the grant date (as long as the executive does not breach any applicable restrictive covenants) and all unvested RSUs will vest immediately in the event of the executive’s death or disability. If the Company pays a dividend on common stock during the performance period, dividend equivalents will accrue on the RSUs, and these dividend equivalents will be earned and paid if the related RSUs are earned and will be forfeited if the related RSUs are forfeited. Vested RSUs settle into Company common stock no later than March 15th of the calendar year following the calendar year in which vesting occurs.

Terms Applicable to PSUs

Each Award of PSUs represents a right to receive between 0% and 200% of a target number of shares of Company common stock when the PSU vests. PSUs vest based on achievement of the following performance criteria, measured during a period of three fiscal years commencing on October 1, 2016: (i) 30% of each PSU Award vests based on total shareholder return with respect to Company stock relative to the total shareholder return with respect to common stock of a group of companies specified in the applicable PSU award agreement, and (ii) 70% of each PSU Award vests based on the increase in adjusted net income during the performance period. All unvested PSUs are forfeited at the time of termination of the executive’s employment, except that in the event of the executive’s retirement, pursuant to written notice, at normal retirement age more than six months after the date of grant (and continued compliance with applicable restrictive covenants), death or disability, the PSUs will vest at a pro-rated level based on target or actual performance, depending on when during the performance period the retirement, death or disability, as applicable, occurs. If the Company pays a dividend on common stock during the performance period, dividend equivalents will accrue on the PSUs, and these dividend equivalents will be earned and paid if the related PSUs are earned and will be forfeited if the related PSUs are forfeited. Vested PSUs settle into Company common stock within 30 days of determination that the performance goals have been achieved, and in no event later than March 15, 2020.

Effects of a Change in Control

If a change in control of the Company occurs, no accelerated vesting or cancellation of Awards would occur if the Awards are assumed and/or replaced in the change in control with substitute awards having the same or better terms and conditions (except that any substitute awards must fully vest on an executive’s involuntary termination of employment without “cause” or constructive termination of employment, in each case occurring within two years following the date of the change in control). To the extent that any Awards are not assumed and/or replaced in this manner, then those Awards would fully vest and be cancelled for the same per share payment made to the shareholders in the change in control (less, in the case of options, the applicable exercise price). Additionally, if PSUs are assumed and/or replaced in a change in control as described above, the PSUs would be converted into time-vesting service awards upon the change in control at pro-rated levels based on target or actual performance, depending on when during the performance period the change in control occurs.

The number of Options, RSUs and PSUs granted as Awards to each named executive officer is set forth in the following table.

	Awards
Named Executive Officer	Stock Options	RSUs	Target number of PSUs
John P. Williamson	69,287	28,555	52,422
James A. Mallak	14,140	5,828	10,699
William E. Waltz	14,564	6,002	11,019
Michael J. Schulte	14,564	6,002	11,019
Peter J. Lariviere	14,564	6,002	11,019

The Options, RSUs and PSUs will be evidenced by forms of Employee Stock Option Agreement, Employee Restricted Stock Unit Agreement and Employee Performance Share Agreement, respectively. The description above does not purport to be complete and is subject to, and qualified in its entirety by the terms and conditions of such agreements, which the Company will file as exhibits to its Form 10-Q for the fiscal quarter ended December 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: December 6, 2016	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary